                                   EXHIBIT 4

                            SERIES 1997-1 SUPPLEMENT
                       TO POOLING AND SERVICING AGREEMENT


                           dated as of April 17, 1997


                                      among


                      AMERISOURCE RECEIVABLES CORPORATION,
                                 as Transferor,


                            AMERISOURCE CORPORATION,
                              as initial Servicer,


                                       and


                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   as Trustee



                      AMERISOURCE RECEIVABLES MASTER TRUST
                     $90,000,000 SERIES 1997-1 CERTIFICATES

                                TABLE OF CONTENTS


                                    ARTICLE I
                       DEFINITIONS; INCORPORATION OF TERMS
                              OF POOLING AGREEMENT

SECTION 1.01  Definitions............................................................  1
SECTION 1.02  Incorporation of Terms and Conditions of the Pooling Agreement.........  4

                                   ARTICLE II
                       DESIGNATION; TRANSFER RESTRICTIONS

SECTION 2.01  Designation............................................................  4
SECTION 2.02  Form of Certificates...................................................  4
SECTION 2.03  Restrictions on Transfer...............................................  5

                                   ARTICLE III
                     CONDITIONS TO ISSUANCE OF CERTIFICATES

SECTION 3.01  Conditions to Issuance.................................................  7

                                   ARTICLE IV
                                    PAYMENTS

SECTION 4.01  Payments...............................................................  7
SECTION 4.02  Interest...............................................................  7
SECTION 4.03  Principal Payments.....................................................  7
SECTION 4.04  Optional Prepayment; Certain Liquidation Events........................  8
SECTION 4.05  Application of Payments................................................  8

                                    ARTICLE V
                                 PAY-OUT EVENTS

SECTION 5.01  Pay-Out Events.........................................................  9

                                   ARTICLE VI
                    OPTIONAL REPURCHASE OF INVESTOR INTERESTS

SECTION 6.01  Optional Repurchase of Investor Interests..............................  9

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.01  Governing Law.......................................................... 10
SECTION 7.02  Counterparts........................................................... 10
SECTION 7.03  Severability of Provisions............................................. 10
SECTION 7.04  Amendment, Waiver, Etc................................................. 10
SECTION 7.05  The Trustee............................................................ 11
SECTION 7.06  Instructions in Writing................................................ 11
SECTION 7.07  Certificate to Applicable Rating Agencies.............................. 11
SECTION 7.08  Duff & Phelps.......................................................... 11
SECTION 7.09  Rule 144A.............................................................. 12
SECTION 7.10  ERISA.................................................................. 13
SECTION 7.11  Monthly Reports to Certificateholders.................................. 13


                                    EXHIBITS

EXHIBIT A     Form of Series 1997-1 Certificate

         This SERIES 1997-1 SUPPLEMENT, dated as of April 17, 1997 (this "Supplement"), is made among AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation, as transferor ("ARC"), AMERISOURCE CORPORATION, a Delaware corporation, as the initial Servicer (in that capacity, together with any successor in that capacity, the "Servicer"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee (in that capacity, together with any successor in that capacity, the "Trustee").

         Pursuant to the Pooling and Servicing Agreement, dated as of December 13, 1994, (as it may be amended, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among ARC, the Servicer and the Trustee, ARC may from time to time direct the Trustee to issue, on behalf of the Trust, one or more Series of Investor Certificates representing undivided interests in the Trust. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a Supplement as such is defined in the Pooling Agreement.

         Pursuant to this Supplement, ARC and the Trustee shall create a Series of Fixed Principal Certificates and specify certain of their terms.


                                    ARTICLE I
                       DEFINITIONS; INCORPORATION OF TERMS
                              OF POOLING AGREEMENT


         SECTION 1.01 Definitions. (a) Except as otherwise defined herein, capitalized terms have the meanings that Appendix A to the Pooling Agreement assigns to them, and this Supplement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of that Appendix A.

         (b) Each capitalized term defined herein relates only to the Series 1997-1 Certificates and to no other Series of Certificates issued by the Trust. Whenever used in this Supplement, the following words and phrases shall have the following meanings:

         "Accumulation Commencement Date" means the first day of the December 2001 Calculation Period.

         "Benefit Plan" means a pension, profit sharing or other employee benefit plan subject to ERISA or the Code.

         "Book-Entry Series 1997-1 Certificates" is defined in Section 2.02(b) of this Supplement.

         "Cede" means Cede & Co.

         "CEDEL" means CEDEL, societe anonyme.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "DTC" means The Depository Trust Company.

         "Eligible Institution" means a bank that: (a) has a long-term debt rating of at least "A-1+" or "AAA" by S&P and, if rated by them, a comparable rating from Duff & Phelps, or (b) otherwise is approved by the Applicable Rating Agencies.

         "Expected Final Payment Date" means the Scheduled Principal Payment
Date.

         "First Principal Payment Date" means the earliest to occur of (i) if the Pay-Out Period for the Series 1997-1 Certificates has commenced due to the occurrence of a Pay-Out Event, the first Distribution Date occurring after the Calculation Period in which such Pay-Out Event occurs, (ii) the first Distribution Date occurring after the commencement of the Liquidation Period, and (iii) the Scheduled Principal Payment Date.

         "Institutional Accredited Investor" has the meaning given to an institutional "accredited investor" within Rule 5.01(a)(1), (2), (3) or (7) of the Securities Act.

         "Interest Period" means (a) the period from the Closing Date to the first Distribution Date falling after the Closing Date (b) thereafter, each period from one Distribution Date to the next Distribution Date.

         "Issuance Date" means the date on which the Series 1997-1 Certificates are issued and authenticated by the Trustee.

         "LIBOR" means, with respect to any Distribution Date, the rate per annum for deposits in Dollars having a one-month maturity that appears on Telerate Page 3750 as of 11:00 a.m., London time, two London Business Days prior to that Distribution Date (as determined by the Trustee and promptly notified to the Servicer). For purposes of the foregoing, "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other pages as may replace that page on that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for Dollar deposits), and "London Business Day" means a day upon which dealings in deposits in Dollars are transacted in the London interbank market. Notwithstanding the foregoing, in the event that no rate for one-month Dollar deposits appears on Telerate Page 3750 on the applicable date for determining LIBOR with respect to any Distribution Date, then LIBOR shall be determined as the arithmetic mean (rounded upwards to the next highest 1/16th of 1%) of the rates at which one-month Dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Trustee as of the determination date and time specified above. If fewer than two quotations are provided by such banks, then LIBOR shall be determined as the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in Dollars are offered to leading European banks by three major banks in New York City selected by the Trustee as of 11:00 a.m. New York City time on the determination date specified above.

         "Pay-Out Event" is defined in Section 5.01 of this Supplement.

         "Pay-Out Period Commencement Date" means, with respect to the Series 1997-1 Certificates (and notwithstanding the definition of this term in the Pooling Agreement) the earlier to occur of the Accumulation Commencement Date and the date on which a Pay-Out Event occurs.

         "Qualified Institutional Buyer" has the meaning specified in Rule 144A.

         "Regulation S" means Regulation S under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale Date" means, with respect to the Series 1997-1 Certificates, the December, 2002 Distribution Date.

         "Scheduled Final Payment Date" means, for the Series 1997-1 Certificates, the Sale Date for such Certificates.

         "Scheduled Principal Payment Date" means for the Series 1997-1 Certificates, the March, 2002 Distribution Date.

         "Series 1997-1 Certificate Rate" means, with respect to the interest payment to be made on any Distribution Date, LIBOR for the preceding Distribution Date plus 0.20% per annum, calculated on the basis of a 360-day year and the number of days in the Interest Period ending on that Distribution Date.

         "Series 1997-1 Certificates" means any one of the Class of floating rate and Fixed Principal Certificates executed by ARC and authenticated by or on behalf of the Trustee that is substantially in the form of Exhibit A and is issued pursuant to this Supplement.

         "Series 1997-1 Initial Invested Amount" means $90,000,000.

         "Series 1997-1 Invested Amount" means, at any time, the Series 1997-1 Initial Invested Amount reduced (but not below zero) by (a) the aggregate amount of all distributions that have been made to the Holders of Series 1997-1 Certificates on account of the principal of the Series 1997-1 Certificates, (b) the amount of all Investor Allocable Charged-Off Amounts that have been allocated to Series 1997-1 Certificates (net of Investor Net Recoveries that have been allocated to Series 1997-1 Certificates) and (c) the amount of funds on deposit in the Defeasance Account with respect to Series 1997-1 Certificates.

         SECTION 1.02 Incorporation of Terms and Conditions of the Pooling Agreement. This Supplement hereby incorporates by reference the terms and provisions of the Pooling Agreement as if they were set forth in full herein. As supplemented by this Supplement, the Pooling Agreement is hereby in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. In the event of any conflict or inconsistency between the terms of this Supplement and the terms of the Pooling Agreement as the terms apply to any of the Series 1997-1 Certificates, the terms of this Supplement shall control with respect to the Series 1997-1 Certificates.


                                   ARTICLE II
                       DESIGNATION; TRANSFER RESTRICTIONS


         SECTION 2.01 Designation. There is hereby created a series of Fixed Principal Certificates to be issued pursuant to the Pooling Agreement and this Supplement to be known as "Series 1997-1 Certificates." Subject to the conditions set forth in Article III, the Trustee shall authenticate and deliver the Series 1997-1 Certificates, to or upon the order of ARC, in an aggregate principal amount equal to the Series 1997-1 Initial Invested Amount. The Series 1997-1 Certificates shall be authenticated and delivered in the manner and at the times for authentication and delivery of Fixed Principal Certificates that are specified in Article VI of the Pooling Agreement. The Series 1997-1 Certificates are a Senior Class. Notwithstanding the terms of Section 6.01 of the Pooling Agreement, the Series 1997-1 Certificates shall be in minimum denominations of $100,000 and in integral multiples thereof.

         SECTION 2.02 Form of Certificates. (a) Series 1997-1 Certificates sold in reliance on Rule 144A will be represented by permanent 144A Book-Entry Certificates in registered form without interest coupons, which will be deposited with the Trustee on behalf of DTC and registered in the name of Cede as nominee for DTC.

         (b) Until the 40th day following the later of the commencement of the offering of the Series 1997-1 Certificates and the Issuance Date, Series 1997-1 Certificates sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented by a Regulation S Temporary Book-Entry Certificate in definitive, fully registered form without interest coupons, which will be deposited with the Trustee on behalf of DTC and registered in the name of Cede as nominee for DTC. Transfers of interests in the Regulation S Temporary Book-Entry Certificate only may be made through Euroclear and CEDEL. At the end of such 40-day period, holders of interests in the Regulation S Temporary Book-Entry Certificate will be required to make certain certifications described in Section 6.12 of the Pooling Agreement in order to exchange their interests in the Regulation S Temporary Book-Entry Certificates for interests in Unrestricted Book-Entry Certificates, which shall be in registered form without interest coupons, and which will be deposited upon the order of ARC with the Trustee on behalf of DTC and registered in the name of Cede as nominee for DTC. Beneficial interests in the 144A Book-Entry Certificates, the Regulation S Temporary Book-Entry Certificates and the Unrestricted Book-Entry Certificates (collectively, the "Book-Entry Series 1997-1 Certificates") will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear and CEDEL. After the initial issuance of such Book-Entry Series 1997-1 Certificates, Series 1997-1 Certificates in certificated form will be issued in exchange for the Book-Entry Series 1997-1 Certificates only as set forth in the Pooling Agreement.

         (c) Series 1997-1 Certificates sold to Institutional Accredited Investors (other than pursuant to Rule 144A or Regulation S) will be in registered form without coupons. Such Certificates will initially be registered in the name of Cede as nominee for DTC and deposited with the Trustee on behalf of DTC. Beneficial owners of such Certificates, however, may request registration of such Certificates in their names or the names of their nominees.

         SECTION 2.03 Restrictions on Transfer (a) The Series 1997-1 Certificates have not been and will not be registered under the Securities Act and may not be offered or sold in the United States or to or for the account of any U.S. person (as such terms are defined in Regulation S) except in a transaction that is exempt from or not subject to the registration requirements of the Securities Act. Accordingly, each Series 1997-1 Certificateholder whose interest is represented by a global certificate will be deemed to have represented that it is purchasing the Certificates for its own account or for an account with respect to which it exercises sole investment discretion and that it or such account is (a) a Qualified Institutional Buyer aware that the sale is being made to it in reliance on Rule 144A, (b) an Institutional Accredited Investor or (c) a foreign purchaser that is outside the United States for purposes of Regulation S.

         (b) Each purchaser of Series 1997-1 Certificates will be deemed to have acknowledged and agreed as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S are used herein as defined therein):

                  (i) The purchaser (x) is (A) a Qualified Institutional Buyer,
         (B) aware that the sale to it is being made in reliance on Rule 144A and (C) acquiring such Series 1997-1 Certificates for its own account or for the account of a Qualified Institutional Buyer,

         (y) is a person who is acquiring the Series 1997-1 Certificates in an offshore transaction in accordance with Rule 903 of Regulation S under the Securities Act or (z) is an Institutional Accredited Investor that is, concurrently with its purchase, executing and delivering a letter in the form required by the private placement memorandum for the Series 1997-1 Certificates.

                  (ii) In the case of a purchaser to whom a sale is made pursuant to Rule 144A, it understands that such Series 1997-1 Certificate has not been and will not be registered under the Securities Act, and that (x) if in the future it decides to resell, pledge or otherwise transfer such Series 1997-1 Certificate, such Series 1997-1 Certificate may be resold, pledged or transferred without registration only (A) to a person whom the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements under Rule 144A, (B) to certain non-U.S. persons outside the United States in accordance with Rule 904 of Regulation S, (C) to ARC, or (D) pursuant to an effective registration statement under the Securities Act, and in the case of each of the foregoing clauses (A) through (D) in accordance with any applicable securities laws of any State of the United States or any applicable jurisdictions and (y) it will, and each subsequent holder will be required to, notify any purchaser of any Series 1997-1 Certificate from it of the resale restrictions referred to in clause (x) above.

                  (iii) It understands that each Series 1997-1 Certificate will, unless otherwise agreed by ARC and the holder thereof, bear a legend of the type specified in Exhibit A.

         (c) Each investor that purchases a Series 1997-1 Certificate from any of the Initial Purchasers will be required to certify in writing either that (a) it is not acquiring the Series 1997-1 Certificates for or on behalf of, and will not transfer the Series 1997-1 Certificates to, a Benefit Plan or any entity that includes the assets of any Benefit Plan, or (b) if the foregoing is not the case, that the acquisition and holding of the Series 1997-1 Certificates, and the operations of the Trust (to the extent affected by the acquisition or holding of the Series 1997-1 Certificate by that purchaser) nevertheless will not result in a nonexempt prohibited transaction under ERISA or the Code (in which case the investor will be required to specify the exemption upon which it is relying). Each subsequent purchaser of a Series 1997-1 Certificate (by its purchase of the Series 1997-1 Certificate) will be deemed to have represented and agreed that either (a) it is not acquiring the Series 1997-1 Certificates for or on behalf of, and will not transfer the Series 1997-1 Certificates to, a Benefit Plan or any entity that includes the assets of any Benefit Plan, or (b) if the foregoing is not the case, that the acquisition and holding of the Series 1997-1 Certificates, and the operations of the Trust (to the extent affected by the acquisition or holding of the Series 1997-1 Certificate by that purchaser) nevertheless will not result in a nonexempt prohibited transaction under ERISA or the Code.

         (d) Transfers of the Series 1997-1 Certificates may only be made in accordance with the Pooling Agreement (including without limitation Section 6.12 thereof).



                                   ARTICLE III
                     CONDITIONS TO ISSUANCE OF CERTIFICATES


         SECTION 3.01 Conditions to Issuance. The Trustee will not authenticate any Series 1997-1 Certificates unless:

                  (a) all conditions to the issuance of the Series 1997-1 Certificates under Section 6.10 of the Pooling Agreement shall have been satisfied, and

                  (b) the Series 1997-1 Certificates shall have been rated "AAA" by S&P and by Duff & Phelps.


                                   ARTICLE IV
                                    PAYMENTS


         SECTION 4.01 Payments. Except as expressly provided otherwise in this Supplement, interest and principal shall be distributed in respect of the Series 1997-1 Certificates at the times described in, and in the amounts calculated pursuant to, Articles IV and V of the Pooling Agreement for payments that are to be made with respect to Fixed Principal Certificates.

         SECTION 4.02 Interest. The Series 1997-1 Certificates shall bear interest on and after the Closing Date at the Series 1997-1 Certificate Rate. Interest with respect to the Series 1997-1 Certificates due but not paid on any Distribution Date will be due on the next Distribution Date with additional interest on such amount at the applicable Certificate Rate plus 2% per annum to the extent permitted by law. For the purpose of calculating interest, Investor Allocable Charged-Off Amounts that were applied on a Settlement Date to reduce Investor Invested Amounts will not be given effect until the next Distribution Date.

         SECTION 4.03 Principal Payments. On each Business Day during the Pay-Out Period for the Series 1997-1 Certificates (until the Series 1997-1 Invested Amount has been provided for in full), the Servicer shall, pursuant to
Section 4.03(g) of the Pooling Agreement, allocate a portion of the Collections available in the Master Collection Account, after making any required transfers to the Carrying Cost Account, to the Series 1997-1 Invested Amount and transfer it to the Defeasance Account. The portion of Collections so allocated and transferred shall equal the balance of collected funds on deposit in the Master Collection Account multiplied by the applicable Defeasance Allocation Percentage. The amounts allocated to the Defeasance Account during each Calculation Period shall be distributed to the Holders of the Series 1997-1 Certificates in accordance with Section 4.05 below on the First Principal Payment Date and on each Distribution Date thereafter. If a Liquidation Period commences while the Series 1997-1 Certificates remain outstanding, principal will be allocated and paid to the Holders of those Certificates in accordance with the terms of Sections 4.03(h) and 5.01 of the Pooling Agreement.

         SECTION 4.04 Optional Prepayment; Certain Liquidation Events. (a) On any Distribution Date prior to the earlier of the commencement of the Liquidation Period or a Pay-Out Period, ARC shall have the right, upon not less than 35 days' notice to the Trustee, to cause the Series 1997-1 Certificates to be prepaid in full, or in part in a minimum amount of $9,000,000 or in higher integral multiples of $1,000,000, in each case without premium or penalty. The Trustee shall notify the Series 1997-1 Certificateholders to be prepaid within five Business Days of receiving notice of a voluntary prepayment. Commencing upon the date specified in the notice to the Trustee (until an amount equal to the amount to be prepaid has been accumulated), the Servicer shall allocate a portion of the Collections available in the Master Collection Account, after making any required transfers to the Carrying Cost Account, to the Defeasance Account for purposes of the prepayment. The portion of Collections so allocated and transferred shall equal (A) the Defeasance Allocation Percentage for the Series 1997-1 Certificates multiplied by (B) the amount of the available Collections. Any voluntary prepayment shall be made on the later to occur of (x) the Distribution Date specified in the notice of prepayment and (y) the Distribution Date on which sufficient funds have been accumulated in the Defeasance Account.

         (b) In the event of any partial prepayment of the Series 1997-1 Certificates, the Holders of those Certificates shall be paid their pro rata share of the partial prepayment calculated in accordance with the outstanding principal amount of each Series 1997-1 Certificate as of the related Record Date.

         SECTION 4.05 Application of Payments. On each Distribution Date prior to the Liquidation Period, the Trustee, acting upon instructions from the Servicer, will make the following distributions to the Series 1997-1 Certificateholders in the following order of priority from amounts available for allocation:

                  (a) to Holders of the Series 1997-1 Certificates, (i) interest accrued on their Certificates during the immediately preceding Interest Period plus (ii) the aggregate amount of shortfalls in distributions of interest to them as provided in clause (i) for all prior Distribution Dates, together with interest thereon at the applicable Certificate Rate during which the shortfall was outstanding plus 2% per annum, and

                  (b) to Holders of the Series 1997-1 Certificates in reduction of the outstanding principal amount of their Certificates, on the First Principal Payment Date and each Distribution Date thereafter until the principal amount of the Series 1997-1 Certificates has been repaid in full, in an amount equal to the lesser of (i) the funds on deposit in the Defeasance Account allocable to the Series 1997-1 Certificates and
         (ii) the unpaid principal amount of the Series 1997-1 Certificates.

         If a Liquidation Period commences while the Series 1997-1 Certificates remain outstanding, distributions will be made to the Holders of those Certificates in accordance with the terms of Sections 4.03(h) and 5.01 of the Pooling Agreement.


                                    ARTICLE V
                                 PAY-OUT EVENTS


         SECTION 5.01 Pay-Out Events. Any of the following shall be a "Pay-Out Event" with respect to the Series 1997-1 Certificates:

                  (a) the Majority Investors waive a Liquidation Event described in Section 9.01(a), (e), (h) or (k) of the Pooling Agreement, in which case a Pay-Out Event shall be deemed to have occurred automatically unless the occurrence of the Pay-Out Period Commencement Date is waived by Holders of the Series 1997-1 Certificates representing more than 50% of the Series 1997-1 Invested Amount, by notice to the Trustee, ARC and the Servicer, given within the applicable grace period;

                  (b) the Majority Investors do not declare a Liquidation Commencement Date with respect to a Liquidation Event described in
         Section 9.01(b), (f), (g) or (l) of the Pooling Agreement, and Holders of the Series 1997-1 Certificates representing more than 50% of the Series 1997-1 Invested Amount declare that a Pay-Out Event has occurred; or

                  (c) the Series 1997-1 Invested Amount shall not have been reduced to zero on or prior to the Scheduled Principal Payment Date.


                                   ARTICLE VI
                    OPTIONAL REPURCHASE OF INVESTOR INTERESTS


         SECTION 6.01 Optional Repurchase of Investor Interests. On any Distribution Date occurring during the Liquidation Period or a Pay-Out Period with respect to the Series 1997-1

Certificates on or after the date that the Series 1997-1 Invested Amount is reduced to five percent or less of the initial aggregate principal amount of the Investor Certificates of the Series, ARC shall have the option to repurchase the undivided interests in the Trust Assets represented by the Series 1997-1 Certificates on the Distribution Date. The purchase price will be an amount equal to the Series 1997-1 Invested Amount plus accrued and unpaid interest (and accrued and unpaid interest with respect to interest that was due but not paid on any prior Distribution Date) through the day preceding the Distribution Date at the Certificate Rate applicable to the Series plus the amount of all Investor Allocable Charged-Off Amounts that have been allocated to the Series 1997-1 Certificates (net of Investor Net Recoveries that have been allocated to the Series 1997-1 Certificates). Upon the tender of all of the outstanding Certificates of the Series by the Certificateholders, the Trustee shall distribute the amounts, together with all funds on deposit in the Defeasance Account that are allocable to the Series 1997-1 Certificates, to the Certificateholders of the Series on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to the Certificateholders. Following any repurchase, the Certificateholders of the Series shall have no further rights with respect to the Receivables. In the event that ARC fails for any reason to deposit in the Principal Funding Account the aggregate purchase price for the Series 1997-1 Certificates, payments shall continue to be made to the Certificateholders of the Series in accordance with the terms of the Pooling Agreement and this Supplement.


                                   ARTICLE VII
                                  MISCELLANEOUS


         SECTION 7.01 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 7.02 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 7.03 Severability of Provisions. If any one or more of the provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then the unenforceable provision(s) or term(s) shall be deemed severable from the remaining provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

         SECTION 7.04 Amendment, Waiver, Etc. This Supplement may be amended, subject to Section 13.01 of the Pooling Agreement, from time to time by the Servicer, ARC and the

Trustee by a written instrument signed by each of them, without the consent of any Holders of the Series 1997-1 Certificates; provided, however, that such action shall not adversely affect in any material respect the interests of any Holder of a Series 1997-1 Certificate; and provided further, that for purposes of this Supplement, any decrease in an applicable Certificate Rate or any postponement of the Scheduled Principal Payment Date shall be deemed to materially adversely affect the interests of a Holder of a Series 1997-1 Certificate. This Supplement also may be amended, modified or waived from time to time by the Servicer, ARC and the Trustee with the consent of the Required Series Holders of the Series 1997-1 Certificates to the extent permitted by
Section 13.01 of the Pooling Agreement, and the terms of that section shall apply to any such amendment, modification or waiver.

         SECTION 7.05 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by ARC and the Servicer.

         SECTION 7.06 Instructions in Writing. All instructions given by the Servicer to the Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.

         SECTION 7.07 Certificate to Applicable Rating Agencies. During the first week of each year, the Trustee shall provide the Applicable Rating Agencies with a certificate, signed by a Responsible Officer, to the effect that the Trustee is not aware of any Liquidation Events.

         SECTION 7.08 Duff & Phelps. (a) Any reference to S&P in any Transaction Document that relates to the Series 1997-1 Certificates shall be deemed also to refer to Duff & Phelps, and any requirement that a Person's short-term or long-term debt have any rating shall be deemed to include a requirement that, if such Person's short-term or long-term debt has been rated by Duff & Phelps, it has received at least the equivalent rating from Duff & Phelps.

         (b) Regardless of the terms of any other Transaction Document, for so long as Duff & Phelps rates the Series 1997-1 Certificates:

                     (i) the Trustee, in the case of an entity that is subject to risk-based capital adequacy requirements, shall have risk-based capital of at least $250,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $250,000,000; and in either case the Trustee must have a long-term unsecured debt rating of at least "A" from Duff & Phelps or, if not rated by Duff & Phelps, by S&P,

                    (ii) the bank at which the Trust Accounts are located must have a long-term unsecured debt rating of at least "A" rating from Duff & Phelps, or, if not rated by Duff & Phelps, by S&P,

                   (iii) the accounting firm engaged to review AmeriSource's and ARC's financial results and perform the obligations of accountants required by the Transaction Documents shall be one of the accounting firms generally recognized as belonging to the "big 6,"

                    (iv) the Servicer will notify Duff & Phelps upon any change in the Trustee ten days before such change becomes effective (or, in the case of involuntary assignments upon merger, when the Servicer obtains actual knowledge, if later); provided, however, that the failure to provide such notice shall not deem such change of Trustee invalid,

                     (v) the Trustee promptly will forward all reports it receives in connection with the Transaction Documents (other than Daily Reports) to Duff & Phelps,

                    (vi) AmeriSource will maintain insurance equivalent to its current crime coverage, so long as such coverage is commercially available,

                   (vii) AmeriSource may not cease to be a Seller under the Purchase Agreement unless the Rating Agency Condition is satisfied in connection with such removal,

                  (viii) within two Business Days of its receipt of a Settlement Statement, the Trustee will verify the mathematical computations contained in such report and shall notify the Servicer and each of the Applicable Rating Agencies of any discrepancies therein, whereupon the Servicer shall deliver to the Applicable Rating Agencies within 5 Business Days thereafter a certificate describing the nature and cause of such discrepancies and the action that the Servicer proposes to take with respect thereto; provided, however, that the above is not to be understood as requiring the Trustee to make an affirmative certification during those months in which the mathematical computations contained in the Settlement Statement are found to be correct,

                    (ix) any Successor Servicer shall be required, in addition to its other obligations, to service the Receivables in accordance with standards of reasonable commercial prudence, and

                     (x) the second line of Section 7.02(n)(ii) of the Pooling Agreement will have added after the word "not" the words "and never has been".

         SECTION 7.09 Rule 144A. So long as any of the Series 1997-1 Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, ARC shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or rule 12g3-2(b) thereunder, provide to any Holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

         SECTION 7.10 ERISA. By the acceptance of a Series 1997-1 Certificate, each Holder will be deemed to represent and warrant that either (a) it is not purchasing such Certificate or an interest herein, in whole or in part, with funds that are "plan assets" within the meaning of U.S. Department of Labor Regulation Section 2510.3-101 or (b) if the foregoing is not the case, that the acquisition or holding of such Certificate, and the operation of the Trust (to the extent affected by the acquisition or holding of such Certificate by the Holder), nevertheless will not result in a non-exempt prohibited transaction under ERISA or the Code.

         SECTION 7.11 Monthly Reports to Certificateholders. Copies of the Settlement Statement delivered pursuant to Section 5.03(a) of the Pooling Agreement shall be provided free of charge by the Trustee to purchasers of beneficial interests in the Series 1997-1 Certificates in connection with the initial distribution thereof and may be obtained free of charge upon request from the Trustee (and presentation of a confirmation evidencing the purchase of such beneficial interest) by subsequent purchasers.

         IN WITNESS WHEREOF, ARC, the Servicer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                               AMERISOURCE RECEIVABLES CORPORATION,
                                 as transferor

                               By:
                                   -----------------------------------------
                                 Title:
                                        ------------------------------------

                               Address:    P.O. Box 1735
                                           Southeastern, Pennsylvania 19399-1735

                               Attention:  Kurt Hilzinger
                               Telephone:  (610) 296-4480
                               Facsimile:  (610) 993-9085


                               AMERISOURCE CORPORATION,
                                 as initial Servicer

                               By:
                                   -----------------------------------------
                                 Title:
                                        ------------------------------------

                               Address:    300 Chester Field Parkway
                                           Malvern, Pennsylvania 19355

                               Attention:  Kurt Hilzinger
                               Telephone:  (610) 296-4480
                               Facsimile:  (610) 993-9085


                               MANUFACTURERS AND TRADERS TRUST COMPANY,
                                 as Trustee

                               By:
                                   -----------------------------------------
                                 Title:
                                        ------------------------------------

                               Address:    One M&T Plaza
                                           Buffalo, New York 14203

                               Attention:  Russell Whitley
                               Telephone:  (716) 842-5602

                               Facsimile:  (716) 842-4474

                                                                       EXHIBIT A
                                                 to the Series 1997-1 Supplement


                        FORM OF SERIES 1997-1 CERTIFICATE


         [INCLUDE IF CERTIFICATE IS A BOOK-ENTRY CERTIFICATE DEPOSITED WITH DTC OR A CUSTODIAN ON BEHALF OF DTC -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [INCLUDE IF CERTIFICATE IS A 144A BOOK-ENTRY CERTIFICATE OR CERTIFICATE ISSUED IN EXCHANGE THEREFOR -- THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE CERTIFICATEHOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE CERTIFICATEHOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(2) IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PROVIDES CERTAIN REPRESENTATIONS AND AGREEMENTS TO THE TRUSTEE, AND, IF THE

TRUSTEE SO REQUIRES, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION PRIOR TO THE RESALE OR TRANSFER. WITH RESPECT TO CLAUSES (1), (2) AND (3), SUBJECT TO THE RECEIPT BY THE TRUSTEE OF OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT THE OFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OF AMERICA OR OTHER APPLICABLE JURISDICTION AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]

         [INCLUDE IF CERTIFICATE IS AN UNRESTRICTED BOOK-ENTRY CERTIFICATE OR CERTIFICATE ISSUED IN EXCHANGE THEREFOR -- THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

         [INCLUDE IF CERTIFICATE IS A REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE OR CERTIFICATE ISSUED IN EXCHANGE THEREFOR -- THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THIS CERTIFICATE IS A REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE WITHIN THE MEANING OF THE POOLING AGREEMENT. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT INTERESTS IN THIS REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXCHANGE DATE (AS DEFINED IN THE POOLING AGREEMENT), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE MAY BE MADE FOR AN INTEREST IN THE 144A BOOK-ENTRY CERTIFICATE OR IN THE UNRESTRICTED BOOK-ENTRY CERTIFICATE UNTIL AFTER THE LATER OF THE EXCHANGE DATE AND THE DATE ON WHICH CERTAIN CERTIFICATIONS RELATING TO THE INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE POOLING AGREEMENT, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS

OF SUCH INTEREST ARE NOT U.S. PERSONS. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]

         [INCLUDE IF THE CERTIFICATE IS A RESTRICTED CERTIFICATE IN DEFINITIVE FORM -- THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. THIS CERTIFICATE WILL BE NOT ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT HAVE BEEN COMPLIED WITH.]


                      AMERISOURCE RECEIVABLES MASTER TRUST

                            SERIES 1997-1 CERTIFICATE

CUSIP Number:  ________                         Initial Stated Amount: $________

Percentage Interest evidenced
  by this Certificate:  ___%


         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the AmeriSource Receivables Master Trust (the "Trust") that was created pursuant to (a) the Pooling and Servicing Agreement, dated as of December 13, 1994 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Pooling Agreement"), among AmeriSource Receivables Corporation, a Delaware corporation, as transferor ("ARC"), AmeriSource Corporation, a Delaware corporation, as initial Servicer (in such capacity, the "Servicer"), and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee (together with its successors and assigns in such capacity, the "Trustee") and (b) the Supplement dated as of April 17, 1997 relating to the Series 1997-1 Certificates (the "Supplement"). This Certificate is one of the duly authorized Series 1997-1 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that Appendix A to the Pooling Agreement assigns to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound. The Series 1997-1 Certificates are a Senior Class.

         The Holder hereof shall and is hereby authorized to record on the grid attached to this Certificate (or at the Holder's option, in its internal books and records) the date and amount of each repayment of the principal amount represented by this Certificate and any reductions to the Stated Amount of this Certificate; provided, however, that failure to make any such recordation on the grid or records or any error in the grid or records shall not adversely affect the Holder's rights with respect to its interest in the assets of the Trust and its right to receive Fixed Principal Yield in respect of the outstanding principal amount of this Certificate.

         Fixed Principal Yield shall accrue on this Certificate as set forth in the Pooling Agreement and the Supplement. This Certificate is subject to prepayment prior to the maturity hereof to the extent set forth in the Pooling Agreement and the Supplement.

         The Pooling Agreement and the Supplement may be amended and the rights and obligations of the parties thereto and of the Holder of this Certificate modified as set forth in the Pooling Agreement and the Supplement.

         Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

         This Certificate does not represent a recourse obligation of, or an interest in, ARC, any Seller, the Servicer, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Trust Assets.

         As provided in the Pooling Agreement, and subject to the restrictions on sale, transfer and disposition set forth in the Transaction Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for that purpose, ARC shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and Series that is/are in authorized denominations of like aggregate fractional interests in the Fixed Principal Interest of the Series 1997-1 Certificates, and that bear(s) a number that is not contemporaneously outstanding.

         As provided in the Pooling Agreement, and subject to the restrictions on exchange set forth in the Transaction Documents, at the option of the Holder, this Certificate may be exchanged for other Certificates of the same Class and Series of authorized denominations of like aggregate fractional interests in the Fixed Principal Interest of the Series 1997-1 Certificates and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, ARC shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates of the same Class and Series.

         If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

         By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of ARC, and agrees that it is the intent of the Holder that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Trust Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat this Certificate for Federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions of the parties.

         This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, ARC has caused this Certificate to be executed by its officer thereunto duly authorized.

                                            AMERISOURCE RECEIVABLES CORPORATION


                                            By:
                                                -------------------------------
                                              Title:
                                                     --------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Series 1997-1 Certificates referred to in the Pooling Agreement.

                                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                      as Trustee


                                    By:
                                        -------------------------------------
                                      Title:
                                             --------------------------------


Dated:  April 17, 1997

                             REPAYMENTS OF PRINCIPAL


               Outstanding
  Amount       Principal        Stated      Certificate     Reduction
  Repaid       Balance          Amount      Rate            Made By      Date
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                                                                          page 7

                      CALCULATION OF OUTSTANDING PRINCIPAL


         Notwithstanding the Stated Amount of this Certificate, the outstanding principal amount under this Certificate is as stated below.

Outstanding Principal        Transfers to    Transfers from
Amount of this Certificate   Certificate      Certificate          Date
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